Exhibit 1.01

Conflict Minerals Report of Gentherm Incorporated

This Conflict Minerals Report of Gentherm Incorporated (“Gentherm”, “we”, or the “Company”) covers the reporting period from January 1 to December 31, 2021. This report was prepared in accordance with Rule 13p-1 under the Securities Exchange Act of 1934, as amended.

Business Overview

Gentherm Incorporated is a global developer, manufacturer and marketer of innovative thermal management technologies for a broad range of heating, cooling and temperature control applications, primarily in the automotive and medical industries. Within the automotive industry, our products provide solutions for passenger climate comfort and convenience, battery thermal management and cell connecting systems. Within the medical industry our products provide patient temperature management solutions. Our automotive products can be found on vehicles manufactured by nearly all the major automotive original equipment manufacturers (OEMs) operating in North America and Europe, and several major OEMs in Asia. We operate in locations aligned with our major customers’ product strategies to provide locally enhanced design, integration and production capabilities. The Company is also developing a number of new technologies and products that are expected to enable improvements to existing products and to create new product applications for existing and new markets.

The products that the Company manufactured or contracted to have manufactured in 2021 that it determined contain or may contain any 3TG (as defined below) are listed below.

•	Automotive Passenger Climate Comfort and Convenience Products:

•	Heater Mats

•	Air Moving Devices

•	Thermoelectric Modules

•	Electronic Control Modules

•	Thermal Cup Holders and Bins

•	Battery Performance Systems:

•	Thermoelectric Cooling Modules

•	Battery Heaters

•	Battery Cell Connecting Boards

•	Wiring Harnesses and Cables

•	Electronics and Medical Products:

•	Printed Circuit Boards

•	Patient Thermal Management Devices

•	Cardiovascular Heater/Cooler Devices

Due Diligence Framework and Overview

We undertook due diligence on the source and chain of custody of the tantalum, tin, tungsten, and gold (“Conflict Minerals” or “3TG”) we use when producing our products. We designed our due diligence to conform to an internationally recognized due diligence framework, the Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition, and related supplements (“OECD Framework”).

The OECD Framework divides the entire conflict mineral supply chain into upstream and downstream entities. An upstream entity is within the conflict minerals supply chain from the mine to the smelter or refiner and includes miners, local traders, and exporters from the country of mineral origin, international concentrate traders, mineral processors, smelters, and refiners. A downstream entity is within the conflict minerals supply chain from when the mineral leaves the smelter or refiner to when it arrives at the retailer and includes metal traders and exchanges, component manufacturers, product manufacturers, original equipment manufacturers, and retailers.

The Company is a downstream entity and is typically several tiers removed from the smelter or refiner and mineral origin. We have limited visibility beyond our direct suppliers to entities within the supply chain. Therefore, we rely principally on our direct suppliers to provide us with sourcing information.

We conduct a portion of our due diligence using tools and relying on information provided by the Responsible Minerals Initiative (“RMI”), an industry group that works to address Conflict Minerals issues within supply chains. We use the Conflict Minerals Reporting Template (“CMRT”) to facilitate the collection of information on the source of Conflict Minerals. We also rely on RMI’s Responsible Minerals Assurance Process (“RMAP”), formerly the Conflict-Free Smelter Program, which uses an independent third-party assessment of smelter/refiner management systems and sourcing practices to validate conformance with RMAP standards.

Due Diligence Process

The OECD Framework provides a five-step framework for risk-based due diligence in the mineral supply chain. Using this framework, we list the actions we took to exercise due diligence on the sourcing of Conflict Minerals we used when manufacturing our products.

Step 1—Establish strong company management systems

•

Gentherm communicated to our suppliers and the public a formal company policy (“Conflict Minerals Policy”) concerning the use of Conflict Minerals which directly or indirectly finance or benefit armed groups in the Democratic Republic of Congo or an adjoining country (collectively, the “Covered Countries”). The Conflict Minerals Policy is publicly available on our corporate website: https://gentherm.gcs-web.com/policies-reports.

•

Gentherm’s standard purchasing Terms and Conditions require compliance with all statutory legal requirements currently in effect or as may be implemented from time to time relating to its products, including Conflict Minerals and are available on our corporate website: https://gentherm.com/sites/default/files/documents/Terms%20and%20Conditions%20-%20English.pdf.

•

Gentherm assembled a cross-functional internal team to implement our Conflict Minerals Policy, including representation from Purchasing, Legal, Finance, Engineering, Quality, IT, and Sales/Program Management.

•

The Company structured an internal management and support system (“Conflict Minerals Leadership Team”), made up of a cross-section of senior management, which has oversight and ownership of the Conflict Minerals Policy. In addition, Gentherm maintained a Conflict Minerals working group that met regularly during the reporting period to address the implementation and progress of our due diligence efforts.

•

The Company subscribed to a Conflict Minerals Platform (“iPoint”), an on-demand software solution which enables the Company to collect, manage, aggregate, validate, and report Conflict Minerals information. Furthermore, iPoint performs an automated assessment of smelter list and overall CMRT completeness and accuracy.

•	The Company adopted the CMRT as our primary means of collecting data from suppliers. We encourage our suppliers to adopt the most current CMRT when reporting.

Step 2—Identify and assess risks in the supply chain

•

Gentherm has instituted Conflict Minerals reporting requirements as part of our suppliers’ contractual obligations through our onboarding process, and we have encouraged our suppliers to extend the same obligations to their supply base.

•

The Company conducted a survey of our suppliers using iPoint and/or the CMRT to identify the smelters and refiners in our supply chain. The Company also reviewed and obtained additional information on responses that were incomplete, unclear, or inconsistent.

•

For suppliers that are distributors and cannot legally report on behalf of their supply base, we ask that they put forth a statement regarding their company’s position on Conflict Minerals. Additionally, they can supplement their statement with CMRTs that have been submitted by their supply base.

Step 3—Design and implement a strategy to respond to identified risks

•	The Company’s Conflict Minerals working group reported findings of supply chain risk to the appropriate leadership including the Conflict Minerals Leadership Team.

•

The Conflict Minerals Leadership Team implemented procedures to address suppliers who did not respond to initial requests. These procedures include follow-up requests, communication involving buyers and purchasing leadership, management escalation, and direct communication including emails and phone calls.

•

Gentherm adopted a Supplier Escalation Process in accordance with the Conflict Minerals Policy, with the intention to discontinue business with any supplier found to be purchasing 3TG which directly or indirectly finances or benefits armed groups in the Covered Countries.

•	The Company reviewed submitted CMRTs for completeness and reasonableness of responses.

Step 4—Carry out independent third-party audits of supplier’s due diligence practices

•

The Company utilizes, when necessary, the RMI’s RMAP assessments to validate its due diligence in conformance with the OECD Framework. Gentherm works with other resources to identify smelters in the supply chain and encourages suppliers to participate in the program through direct communication and smelter outreach communication.

Step 5—Report annually on supply chain due diligence

•	Gentherm published our supply chain due diligence within our 2021 Form SD and Conflict Minerals Report on our website: https://gentherm.gcs-web.com/financial-information/sec-filings.

RCOI and Due Diligence Measures Performed

The Company’s Reasonable Country of Origin Inquiry (“RCOI”) was designed to determine whether the Conflict Minerals, which are necessary to the functionality or production of a product manufactured (or contracted to be manufactured) by the Company, originated in the Covered Countries. The Company performed a good faith, risk-based, global scoping exercise to identify suppliers that were considered in-scope and subject to RCOI in the 2021 calendar year. Through communications with these suppliers, the Company attempted to identify smelters and refiners of Conflict Minerals that may be utilized in its products.

The Company’s RCOI and due diligence employed a combination of measures to determine whether the necessary Conflict Minerals in Gentherm’s products originated from the Covered Countries. The Company identified suppliers of commodity groups with high potential of containing Conflict Minerals. In other cases, the materials supplied were analyzed by other means. All identified Conflict Mineral suppliers were surveyed to ascertain for each Conflict Mineral (a) the smelter or refiner where it was processed, (b) its country of origin and (c) the mine or location of origin, using the CMRT and RMAP.

The Company strives for participation of suppliers but did not receive responses from all of its suppliers and, in some cases, responses were incomplete or did not appear to be accurate. Furthermore, the majority of our suppliers that did provide names of smelters/refiners and country of origin information, did so only on an entity-wide basis without distinguishing between 3TG purchased for goods supplied to Gentherm and 3TG purchased for other purposes. Because we did not receive full and complete responses covering products supplied to Gentherm from every supplier in every case, we were unable to determine the country of origin of Conflict Minerals in our products or whether such products were from recycled or scrap sources.

Smelters and Refiners

Gentherm identified 622 suppliers that were considered in-scope and subject to RCOI in the 2021 calendar year. These in-scope suppliers covered over $416 million, approximately 85% of our total material spending. Out-of-scope vendors included those vendors providing exclusively products that were evaluated and determined to contain no metallic content. We received responses and feedback from over 70% of all in-scope vendors, covering approximately 96.4% of the in-scope spend in 2021.

The smelters and refiners that our suppliers identified in the CMRTs submitted to us for this reporting year are provided in a listing in Attachment A to this Report. Our submitted supplier CRMTs included 19 smelters or refiners that are not listed on RMI’s Smelter Reference List, but are nonetheless included in Attachment A (noted in Smelter Country column as “Unknown”). As noted above, we did not receive responses from all of our surveyed suppliers, some responsive suppliers indicated they were unable to identify the smelters and refiners used to process 3TG in their products and most of the CMRTs we received from our suppliers were made on an entity-wide basis, rather than on a product-level basis; therefore, the list of smelters in Attachment A may both omit smelters that are in the Company’s supply chain and include smelters that are not in the Company’s supply chain.

Due Diligence Enhancements

We are working to implement additional steps during the next compliance periods to (1) determine the country of origin of the Conflict Minerals and the facilities used to mine and refine the Conflict Minerals used in, and necessary to, the functionality or production of our products and (2) further mitigate the risks that necessary Conflict Minerals contained in the Company’s products finance or benefit armed groups in Covered Countries. These additional steps may include the following

•	Continue to strengthen our engagement with our suppliers regarding Conflict Minerals, including requiring CMRT information from in-scope suppliers and all new suppliers for all Gentherm locations.

•	Continue to educate and drive our suppliers to provide current, accurate, and complete information from their supply chain regarding their smelters and refiners of Conflict Minerals.

•

Strengthen engagement with our suppliers by encouraging an open line of communication throughout the year, including involving Gentherm Purchasing and Operations teams to more actively engage our suppliers.

•	Increase our efforts to identify smelters and refiners within our supply chain by evaluating the information received from our suppliers and comparing them with information published by the RMI.

•	Consider transitioning business to suppliers that expressly state that they use smelters conformant with or actively engaged in the RMAP process.

•

Identify opportunities to increase participation with the AIAG, RMI, and/or other relevant trade associations as appropriate, to define and improve best practices and build leverage over the supply chain in accordance with the OECD Framework.

•	The Company will also review all newly acquired subsidiary suppliers and include those considered for production in 2022 reporting.

Forward-Looking Statements

Except for historical information contained herein, statements in this Conflict Minerals Report are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The principal forward-looking statements in this Conflict Minerals Report include the Company’s expected changes to its Conflict Minerals program. The forward-looking statements included in this Conflict Minerals Report are made as of the date hereof or as of the date specified herein and are based on management’s reasonable expectations and beliefs. Such statements are subject to a number of important assumptions, risks, uncertainties and other factors that may cause actual results or performance to differ materially from that described in or indicated by the forward-looking statements, including (a) the continued implementation of compliance measures by the Company’s direct and indirect suppliers, (b) changes in regulatory requirements relating to the sourcing of 3TG, and (c) those factors described under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2021 and subsequent quarterly reports. Except as required by law, the Company expressly disclaims any obligation or undertaking to update any forward-looking statements to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Attachment A

The Company compiled the following information from CMRTs submitted by its suppliers as part its RCOI and due diligence measures. The smelter names listed below are based on information made publicly available by the RMI as part of its RMAP conformant assessments as of May 13, 2022, and also includes 19 smelters or refiners that were listed in submitted supplier CMRTs but were not included in the RMI Smelter Reference List (with Smelter Country noted as “Unknown”.) All smelters or refiners noted with an “*” below have been noted as conformant with or actively engaged with the RMAP process, as of May 13, 2022.

Metal	Smelter Name	Smelter Country
Gold	8853 S.p.A. *	ITALY
Gold	ABC Refinery Pty Ltd.	AUSTRALIA
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	Advanced Chemical Company *	UNITED STATES OF AMERICA
Gold	African Gold Refinery	UGANDA
Gold	Aida Chemical Industries Co., Ltd. *	JAPAN
Gold	Al Etihad Gold Refinery DMCC *	UNITED ARAB EMIRATES
Gold	Al Ghaith Gold	UNITED ARAB EMIRATES
Gold	Alexy Metals *	UNITED STATES OF AMERICA
Gold	Allgemeine Gold-und Silberscheideanstalt A.G. *	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC) *	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao *	BRAZIL
Gold	Argor-Heraeus S.A. *	SWITZERLAND
Gold	ARY Aurum Plus	UNITED ARAB EMIRATES
Gold	Asahi Pretec Corp. *	JAPAN
Gold	Asahi Refining Canada Ltd. *	CANADA
Gold	Asahi Refining USA Inc. *	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd. *	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Augmont Enterprises Private Limited *	INDIA
Gold	Aurubis AG *	GERMANY
Gold	Bangalore Refinery *	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines) *	PHILIPPINES
Gold	Boliden AB *	SWEDEN
Gold	C. Hafner GmbH + Co. KG *	GERMANY
Gold	C.I Metales Procesados Industriales SAS *	COLOMBIA
Gold	Caridad	MEXICO
Gold	CCR Refinery—Glencore Canada Corporation *	CANADA
Gold	Cendres + Metaux S.A. *	SWITZERLAND
Gold	CGR Metalloys Pvt Ltd.	INDIA
Gold	Chimet S.p.A. *	ITALY
Gold	Chugai Mining *	JAPAN

Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Gold	DODUCO Contacts and Refining GmbH *	GERMANY
Gold	Dowa*	JAPAN
Gold	DSC (Do Sung Corporation) *	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Eco-System Recycling Co., Ltd. East Plant *	JAPAN
Gold	Eco-System Recycling Co., Ltd. North Plant *	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant *	JAPAN
Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA
Gold	Emirates Gold DMCC *	UNITED ARAB EMIRATES
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	GCC Gujrat Gold Centre Pvt. Ltd. *	INDIA
Gold	Geib Refining Corporation *	UNITED STATES OF AMERICA
Gold	Gold Coast Refinery	GHANA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd. *	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Hua Jian Trade Co., Ltd.	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hang Seng Technology	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH *	GERMANY
Gold	Henan Yuguang Gold & Lead Co., Ltd.	CHINA
Gold	Heraeus Germany GmbH Co. KG *	GERMANY
Gold	Heraeus Ltd. Hong Kong	HONG KONG
Gold	Heraeus Metals Hong Kong Ltd. *	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hop Hing electroplating factory Zhejiang	UNKNOWN
Gold	House of Currency of Brazil (Casa da Moeda do Brazil)	BRAZIL
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	Hung Cheong Metal Manufacturing Limited	CHINA
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	Industrial Refining Company	BELGIUM

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd. *	CHINA
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold	Ishifuku Metal Industry Co., Ltd. *	JAPAN
Gold	Istanbul Gold Refinery *	TURKEY
Gold	Italpreziosi*	ITALY
Gold	JALAN & Company	INDIA
Gold	Japan Mint *	JAPAN
Gold	Jiangxi Copper Co., Ltd. *	CHINA
Gold	Jinlong Copper Co., Ltd.	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Novosibirsk Refinery *	RUSSIAN FEDERATION
Gold	JSC Uralelectromed *	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd. *	JAPAN
Gold	K.A. Rasmussen	NORWAY
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc*	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC *	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna *	POLAND
Gold	Kojima Chemicals Co., Ltd. *	JAPAN
Gold	Korea Zinc Co., Ltd. *	KOREA, REPUBLIC OF
Gold	Kundan Care Products Ltd.	INDIA
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	L’azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	L’Orfebre S.A. *	ANDORRA
Gold	LS-NIKKO Copper Inc. *	KOREA, REPUBLIC OF
Gold	LT Metal Ltd. *	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Marsam Metals *	BRAZIL
Gold	Materion*	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd. *	JAPAN
Gold	MD Overseas	INDIA
Gold	Metal Concentrators SA (Pty) Ltd. *	SOUTH AFRICA
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA
Gold	Metalor Technologies (Hong Kong) Ltd. *	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd. *	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd. *	CHINA
Gold	Metalor Technologies S.A. *	SWITZERLAND
Gold	Metalor USA Refining Corporation *	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V. *	MEXICO

Gold	Mitsubishi Materials Corporation *	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd. *	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd. *	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant *	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S. *	TURKEY
Gold	Navoi Mining and Metallurgical Combinat *	UZBEKISTAN
Gold	NH Recytech Company *	KOREA, REPUBLIC OF
Gold	Nihon Material Co., Ltd. *	JAPAN
Gold	Nyrstar Metals	UNITED STATES OF AMERICA
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH *	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd. *	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet) *	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	PAMP S.A. *	SWITZERLAND
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Planta Recuperadora de Metales SpA *	CHILE
Gold	Prioksky Plant of Non-Ferrous Metals *	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk *	INDONESIA
Gold	PX Precinox S.A. *	SWITZERLAND
Gold	QG Refining, LLC	UNITED STATES OF AMERICA
Gold	Rand Refinery (Pty) Ltd. *	SOUTH AFRICA
Gold	Realized the Enterprise Co., Ltd.	UNKNOWN
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	REMONDIS PMR B.V. *	NETHERLANDS
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA
Gold	Rio Tinto Group	UNKNOWN
Gold	Royal Canadian Mint *	CANADA
Gold	SAAMP*	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Safimet S.p.A *	ITALY
Gold	SAFINA A.S. *	CZECHIA
Gold	Sai Refinery	INDIA
Gold	Samduck Precious Metals *	KOREA, REPUBLIC OF
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	Sancus ZFS (L’Orfebre, SA) *	COLOMBIA
Gold	SAXONIA Edelmetalle GmbH *	GERMANY
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	Sellem Industries Ltd.	MAURITANIA
Gold	SEMPSA Joyeria Plateria S.A. *	SPAIN

Gold	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	CHINA
Gold	Shandong Gold Smelting Co., Ltd. *	CHINA
Gold	Shandong Hengbang Smelter Co., Ltd.	CHINA
Gold	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	Shandong penglai gold smelter	UNKNOWN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Yanggu Xiangguang Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd. *	CHINA
Gold	Shenzhen Heng Zhong Industry Co., Ltd.	CHINA
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold	Shirpur Gold Refinery Ltd.	INDIA
Gold	Sichuan Tianze Precious Metals Co., Ltd. *	CHINA
Gold	Singway Technology Co., Ltd. *	TAIWAN, PROVINCE OF CHINA
Gold	SINO-PLATINUM METALS Co., Ltd.	CHINA
Gold	So Accurate Group, Inc.	UNITED STATES OF AMERICA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals *	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp. *	TAIWAN, PROVINCE OF CHINA
Gold	Sovereign Metals	INDIA
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	Sudan Gold Refinery	SUDAN
Gold	Sumitomo Metal Mining Co., Ltd. *	JAPAN
Gold	SungEel HiMetal Co., Ltd. *	KOREA, REPUBLIC OF
Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	SuZhou ShenChuang recycling Ltd.	UNKNOWN
Gold	T.C.A S.p.A *	ITALY
Gold	Tai Perng	UNKNOWN
Gold	TAIWAN TOTAI CO., LTD.	UNKNOWN
Gold	Tanaka Kikinzoku Kogyo K.K. *	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd. *	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	TOO Tau-Ken-Altyn *	KAZAKHSTAN
Gold	Torecom*	KOREA, REPUBLIC OF
Gold	Tsai Brother industries	UNKNOWN
Gold	TSK Pretech	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand *	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining *	BELGIUM
Gold	United Precious Metal Refining, Inc. *	UNITED STATES OF AMERICA
Gold	Valcambi S.A. *	SWITZERLAND
Gold	Value Trading	BELGIUM
Gold	Viagra Di precious metals (Zhaoyuan) Co., Ltd.	CHINA

Gold	WEEEREFINING*	FRANCE
Gold	Western Australian Mint (T/a The Perth Mint) *	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH *	GERMANY
Gold	Wuzhong Group	CHINA
Gold	Xiamen JInbo Metal Co., Ltd.	UNKNOWN
Gold	YAMAKIN CO., LTD. *	JAPAN
Gold	Yamato Denki Ind. Co., Ltd.	UNKNOWN
Gold	Yokohama Metal Co., Ltd. *	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Yunnan Gold Mining Group Co., Ltd. (YGMG)	CHINA
Gold	Zhaojun Maifu	UNKNOWN
Gold	Zhe Jiang Guang Yuan Noble Metal Smelting Factory	CHINA
Gold	Zhongkuang Gold Industry Co., Ltd.	CHINA
Gold	Zhongshan Hyper-Toxic Substance Monopolized Co., Ltd.	CHINA
Gold	Zhongshan Poison Material Proprietary Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation *	CHINA
Gold	Zhuhai toxic materials Monopoly Ltd.	CHINA
Gold	Zhuzhou Smelting Group Co., Ltd	CHINA
Tantalum	ANHUI HERRMAN IMPEX CO.	CHINA
Tantalum	Asaka Riken Co., Ltd. *	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd. *	CHINA
Tantalum	D Block Metals, LLC *	UNITED STATES OF AMERICA
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc. *	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd. *	CHINA
Tantalum	FIR Metals & Resource Ltd. *	CHINA
Tantalum	Global Advanced Metals	UNITED STATES OF AMERICA
Tantalum	Global Advanced Metals Aizu *	JAPAN
Tantalum	Global Advanced Metals Boyertown *	UNITED STATES OF AMERICA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck Hermsdorf GmbH *	GERMANY
Tantalum	H.C. Starck Inc. *	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd. *	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd. *	CHINA
Tantalum	Jiangxi Tuohong New Raw Material *	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd. *	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd. *	CHINA

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd. *	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum	KEMET Corp.	UNITED STATES OF AMERICA
Tantalum	KEMET de Mexico *	MEXICO
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	LSM Brasil S.A. *	BRAZIL
Tantalum	Meta Materials *	NORTH MACEDONIA
Tantalum	Metallurgical Products India Pvt., Ltd. *	INDIA
Tantalum	Mineracao Taboca S.A. *	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd. *	JAPAN
Tantalum	Nantong Tongjie Electrical Co., Ltd.	UNKNOWN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd. *	CHINA
Tantalum	NPM Silmet AS *	ESTONIA
Tantalum	Plansee	AUSTRIA
Tantalum	PM Kalco Inc	UNITED STATES OF AMERICA
Tantalum	QuantumClean*	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda. *	BRAZIL
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA
Tantalum	Solikamsk Magnesium Works OAO *	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd. *	JAPAN
Tantalum	TANIOBIS Co., Ltd. *	THAILAND
Tantalum	TANIOBIS GmbH *	GERMANY
Tantalum	TANIOBIS Japan Co., Ltd. *	JAPAN
Tantalum	TANIOBIS Smelting GmbH & Co. KG *	GERMANY
Tantalum	Telex Metals *	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC *	KAZAKHSTAN
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED *	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd. *	CHINA
Tantalum	Yancheng Jinye New Material Technology Co., Ltd. *	CHINA
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd. *	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tin	Alpha*	UNITED STATES OF AMERICA
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd. *	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd. *	CHINA
Tin	China Tin Group Co., Ltd. *	CHINA
Tin	CHOFU WORKS	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Cooperativa Metalurgica de Rondonia Ltda. *	BRAZIL
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda *	BRAZIL

Tin	CRM Synergies *	SPAIN
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa *	INDONESIA
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin	Dongguan City Xida Soldering Tin Products Co.	CHINA
Tin	Dowa*	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	EM Vinto *	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondonia S.A. *	BRAZIL
Tin	Fabrica Auricchio Industria e Comercio Ltda. *	BRAZIL
Tin	Fenix Metals *	POLAND
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Jinye Mineral Company	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC *	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd. *	CHINA
Tin	Gejiu Yunxi Group Corp.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd. *	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd. *	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd. *	CHINA
Tin	GUANGXI HUA TIN GOLD MINUTE FEE, LTD.	CHINA
Tin	Guangxi Nonferrous Metals Group	CHINA
Tin	Guangxi Zhongshan Jin Yi Smelting Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	Heraeus Ltd. Hong Kong	MALAYSIA
Tin	Hezhou Jinwei Tin Co., Ltd.	CHINA
Tin	Hongqiao Metals (Kunshan) Co., Ltd.	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd. *	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Jiangxi New Nanshan Technology Ltd. *	CHINA
Tin	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tin	LIAN JING	CHINA
Tin	Liuzhhou China Tin	UNKNOWN
Tin	Luna Smelter, Ltd. *	RWANDA
Tin	Ma An Shan Shu Guang Smelter Corp.	CHINA
Tin	Ma’anshan Weitai Tin Co., Ltd. *	CHINA
Tin	Magnu’s Minerais Metais e Ligas Ltda. *	BRAZIL
Tin	Malaysia Smelting Corporation (MSC) *	MALAYSIA

Tin	Materials Eco-Refining Co., Ltd.	JAPAN
Tin	Melt Metais e Ligas S.A. *	BRAZIL
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA
Tin	Metallic Resources, Inc. *	UNITED STATES OF AMERICA
Tin	Metallo Belgium N.V. *	BELGIUM
Tin	Metallo Spain S.L.U. *	SPAIN
Tin	Metallum Group Holding NV	BELGIUM
Tin	Minchali Metal Industry Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tin	Mineracao Taboca S.A. *	BRAZIL
Tin	Ming Li Jia smelt Metal Factory	CHINA
Tin	Minsur*	PERU
Tin	Mitsubishi Materials Corporation *	JAPAN
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Ney Metals and Alloys	UNKNOWN
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Novosibirsk Processing Plant Ltd. *	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd. *	THAILAND
Tin	O.M. Manufacturing Philippines, Inc. *	PHILIPPINES
Tin	Operaciones Metalurgicas S.A. *	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Pan Light Corporation	TAIWAN, PROVINCE OF CHINA
Tin	Pongpipat Company Limited	MYANMAR
Tin	Precious Minerals and Smelting Limited	INDIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng *	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya *	INDONESIA
Tin	PT Babel Inti Perkasa *	INDONESIA
Tin	PT Babel Surya Alam Lestari *	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Serumpun *	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah *	INDONESIA
Tin	PT Cipta Persada Mulia *	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Justindo	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	PT Masbro Alam Stania *	INDONESIA
Tin	PT Menara Cipta Mulia *	INDONESIA
Tin	PT Mitra Stania Prima *	INDONESIA

Tin	PT Mitra Sukses Globalindo *	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Premium Tin Indonesia	INDONESIA
Tin	PT Prima Timah Utama *	INDONESIA
Tin	PT Rajawali Rimba Perkasa *	INDONESIA
Tin	PT Rajehan Ariq *	INDONESIA
Tin	PT Refined Bangka Tin *	INDONESIA
Tin	PT Sariwiguna Binasentosa *	INDONESIA
Tin	PT Stanindo Inti Perkasa *	INDONESIA
Tin	PT Sukses Inti Makmur *	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah Nusantara *	INDONESIA
Tin	PT Timah TBK	INDONESIA
Tin	PT Timah Tbk Kundur *	INDONESIA
Tin	PT Timah Tbk Mentok *	INDONESIA
Tin	PT Tinindo Inter Nusa *	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	Resind Industria e Comercio Ltda. *	BRAZIL
Tin	Rui Da Hung *	TAIWAN, PROVINCE OF CHINA
Tin	Shan Tou Shi Yong Yuan Jin shu Zai Sheng Co., Ltd.	CHINA
Tin	Shangrao Xuri Smelting Factory	CHINA
Tin	Shenzhen Hong Chang Metal Manufacturing Factory	CHINA
Tin	Sichuan Guanghan Jiangnan casting smelters	CHINA
Tin	SIGMA TIN ALLOY CO., LTD.	CHINA
Tin	Soft Metais Ltda. *	BRAZIL
Tin	Super Ligas *	BRAZIL
Tin	SUZHOU NUONENGDA CHEMICAL Co., Ltd.	CHINA
Tin	Taiwan high-tech Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tin	Taiwan Huanliang	UNKNOWN
Tin	Taiwan’s lofty Enterprises Ltd.	TAIWAN, PROVINCE OF CHINA
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd. *	VIET NAM
Tin	Thaisarco*	THAILAND
Tin	Tin Plating Gejiu	CHINA
Tin	Tin Technology & Refining *	UNITED STATES OF AMERICA
Tin	Top-Team Technology (Shenzhen) Ltd.	CHINA
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	WELLEY	TAIWAN, PROVINCE OF CHINA
Tin	White Solder Metalurgia e Mineracao Ltda. *	BRAZIL
Tin	Wujiang City luxe Tin Factory	CHINA
Tin	Xiamen Honglu Tungsten Molybdenum Co., Ltd.	UNKNOWN
Tin	Xin Furukawa Metal ( Wuxi ) Co., Ltd.	CHINA

Tin	XURI	CHINA
Tin	Yifeng Tin	CHINA
Tin	Yuecheng Tin Co., Ltd.	CHINA
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd. *	CHINA
Tin	Yunnan Chengo Electric Smelting Plant	CHINA
Tin	Yunnan Copper Zinc Industry Co., Ltd.	CHINA
Tin	Yunnan Geiju Smelting Corp.	UNKNOWN
Tin	Yunnan Industrial Co., Ltd.	CHINA
Tin	Yunnan Malipo Baiyi Kuangye Co.	CHINA
Tin	Yunnan Tin Company Limited *	CHINA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd. *	CHINA
Tin	Zhongshan Jinye Smelting Co.,Ltd	UNKNOWN
Tungsten	A.L.M.T Corp. *	JAPAN
Tungsten	ACL Metais Eireli *	BRAZIL
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd. *	BRAZIL
Tungsten	Artek LLC	RUSSIAN FEDERATION
Tungsten	Asia Tungsten Products Vietnam Ltd. *	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd. *	CHINA
Tungsten	China Minmetals Non-ferrous Metals Holding Co., Ltd.	CHINA
Tungsten	China Molybdenum Tungsten Co., Ltd. *	CHINA
Tungsten	China National Nonferrous Metals Imp. & Exp. Jiangxi Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd. *	CHINA
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tungsten	Cronimet Brasil Ltda *	BRAZIL
Tungsten	Dayu Weiliang Tungsten Co., Ltd. *	CHINA
Tungsten	Fujian Ganmin RareMetal Co., Ltd. *	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Xinlu Tungsten *	CHINA
Tungsten	Ganzhou Beseem Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Grand Sea W & Mo Group Co., Ltd.	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd. *	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd. *	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd. *	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd. *	CHINA
Tungsten	GEM Co., Ltd. *	CHINA
Tungsten	Global Tungsten & Powders Corp. *	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd. *	CHINA
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	H.C. Starck Tungsten GmbH *	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd. *	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd. *	CHINA
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA

Tungsten	Hydrometallurg, JSC *	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd. *	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd. *	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd. *	CHINA
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Rare Metals Tungsten Holdings Group Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd. *	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd. *	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd. *	CHINA
Tungsten	JSC “Kirovgrad Hard Alloys Plant” *	RUSSIAN FEDERATION
Tungsten	Kennametal Fallon *	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville *	UNITED STATES OF AMERICA
Tungsten	Kennametal Inc.	UNKNOWN
Tungsten	KGETS CO., LTD. *	KOREA, REPUBLIC OF
Tungsten	Lianyou Metals Co., Ltd. *	TAIWAN, PROVINCE OF CHINA
Tungsten	LLC Volstok	RUSSIAN FEDERATION
Tungsten	Malipo Haiyu Tungsten Co., Ltd. *	CHINA
Tungsten	Masan High-Tech Materials *	VIET NAM
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM
Tungsten	Moliren Ltd. *	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC *	UNITED STATES OF AMERICA
Tungsten	NPP Tyazhmetprom LLC *	RUSSIAN FEDERATION
Tungsten	OOO “Technolom” 1 *	RUSSIAN FEDERATION
Tungsten	OOO “Technolom” 2 *	RUSSIAN FEDERATION
Tungsten	Philippine Chuangxin Industrial Co., Inc. *	PHILIPPINES
Tungsten	TANIOBIS Smelting GmbH & Co. KG *	GERMANY
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Tungsten Diversified Industries LLC	UNITED STATES OF AMERICA
Tungsten	Unecha Refractory metals plant *	RUSSIAN FEDERATION
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten	Wolfram Bergbau und Hutten AG *	AUSTRIA
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION
Tungsten	Woltech Korea Co., Ltd. *	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd. *	CHINA
Tungsten	Xiamen Tungsten Co., Ltd. *	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd. *	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	Zhangzhou Chuen Bao Apt Smeltery Co., Ltd.	CHINA
Tungsten	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA